Exhibit 10.2

LOAN AGREEMENT

for a loan in the amount of

$40,000,000.00

MADE BY AND BETWEEN

HAMILTON GREEN APARTMENTS, LLC

a Massachusetts limited liability company

39 Brighton Avenue

Boston, Massachusetts 02134

AND

KEYBANK NATIONAL ASSOCIATION,
a national banking association,
127 Public Square,
Cleveland, Ohio 44114

Dated as of July 15Ag, 2013

KeyCorp Confidential

TABLE OF CONTENTS

ARTICLE 1 INCORPORATION OF RECITALS AND EXHIBITS		1

1.1	INCORPORATION OF RECITALS.	1
1.2	INCORPORATION OF EXHIBITS.	1

ARTICLE 2 DEFINITIONS		1

2.1	DEFINED TERMS.	1
2.2	OTHER DEFINITIONAL PROVISIONS.	7

ARTICLE 3 BORROWER’S REPRESENTATIONS AND WARRANTIES		7

3.1	REPRESENTATIONS AND WARRANTIES.	7
3.2	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.	9

ARTICLE 4 LOAN AND LOAN DOCUMENTS		9

4.1	AGREEMENT TO BORROW AND LEND; LENDER’S OBLIGATION TO DISBURSE.	9
4.2	LOAN DOCUMENTS.	10
4.3	TERM OF THE LOAN.	10
4.4	PREPAYMENTS.	10

ARTICLE 5 INTEREST		11

5.1	INTEREST RATE.	11

ARTICLE 6 COSTS OF MAINTAINING LOAN		12

6.1	INCREASED COSTS AND CAPITAL ADEQUACY.	12
6.2	BORROWER WITHHOLDING.	13

ARTICLE 7 LOAN EXPENSE AND ADVANCES		13

7.1	LOAN AND ADMINISTRATION EXPENSES.	13
7.2	ORIGINATION FEE.	14
7.3	EXIT FEE.	14
7.4	LENDER’S ATTORNEYS’ FEES AND DISBURSEMENTS.	14
7.5	TIME OF PAYMENT OF FEES AND EXPENSES.	14
7.6	EXPENSES AND ADVANCES SECURED BY LOAN DOCUMENTS.	15
7.7	RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER’S DEFAULTS.	15

ARTICLE 8 REQUIREMENTS PRECEDENT TO THE CLOSING OF THE LOAN		15

8.1	CONDITIONS PRECEDENT.	15

ARTICLE 9 [RESERVED]		17

ARTICLE 10 [RESERVED]		17

ARTICLE 11 OTHER COVENANTS		17

11.1	BORROWER FURTHER COVENANTS AND AGREES AS FOLLOWS:	17
11.2	AUTHORIZED REPRESENTATIVE.	21

ARTICLE 12		21

CASUALTIES AND CONDEMNATION		21

12.1	LENDER’S ELECTION TO APPLY PROCEEDS ON INDEBTEDNESS.	21
12.2	BORROWER’S OBLIGATION TO REBUILD AND USE OF PROCEEDS THEREFOR.	22

ARTICLE 13 ASSIGNMENTS BY LENDER AND BORROWER		22

13.1	ASSIGNMENTS AND PARTICIPATIONS.	22

13.2	PROHIBITION OF ASSIGNMENTS AND TRANSFERS BY BORROWER.	22
13.3	PROHIBITION OF TRANSFERS IN VIOLATION OF ERISA.	23
13.4	SUCCESSORS AND ASSIGNS.	23

ARTICLE 14 TIME OF THE ESSENCE		23

14.1	TIME IS OF THE ESSENCE. BORROWER AGREES THAT TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.	23

ARTICLE 15 EVENTS OF DEFAULT		23

ARTICLE 16 LENDER’S REMEDIES IN EVENT OF DEFAULT		25

16.1	REMEDIES CONFERRED UPON LENDER.	25

ARTICLE 17 GENERAL PROVISIONS		26

17.1	CAPTIONS.	26
17.2	MODIFICATION; WAIVER.	26
17.3	GOVERNING LAW.	26
17.4	ACQUIESCENCE NOT TO CONSTITUTE WAIVER OF LENDER’S REQUIREMENTS.	26
17.5	DISCLAIMER BY LENDER.	26
17.6	PARTIAL INVALIDITY; SEVERABILITY.	27
17.7	DEFINITIONS INCLUDE AMENDMENTS.	27
17.8	EXECUTION IN COUNTERPARTS.	27
17.9	ENTIRE AGREEMENT.	27
17.10	WAIVER OF DAMAGES.	27
17.11	CLAIMS AGAINST LENDER.	27
17.12	JURISDICTION.	28
17.13	SET-OFFS.	28

ARTICLE 18 NOTICES		28

ARTICLE 19 WAIVER OF JURY TRIAL		29

EXHIBITS TO LOAN AGREEMENT

Exhibit A	Legal Description of Land
Exhibit B	Permitted Exceptions
Exhibit C	Title Requirements
Exhibit D	Form of Survey Certification
Exhibit E	[Reserved]
Exhibit F	Insurance Requirements

ii

LOAN AGREEMENT

“Project located at 311 and 319 Lowell Street, Andover, Massachusetts”

THIS LOAN AGREEMENT (“Agreement”) is made as of July       , 2013, by and between HAMILTON GREEN APARTMENTS, LLC (“Borrower”), a Massachusetts limited liability company, and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).

W I T N E S S E T H:

RECITALS

A.                                    Borrower is the owner in fee simple of land, and associated development rights, located at 311 and 319 Lowell Street, in the Town of Andover, County of Essex, Commonwealth of Massachusetts, and legally described in Exhibit A attached hereto (collectively, the “Land”).

B.                                    Borrower has applied to Lender for a loan in the amount of FORTY MILLION DOLLARS ($40,000,000.00) (the “Loan”) to reimburse Borrower for certain acquisition costs of the Project, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INCORPORATION OF RECITALS AND EXHIBITS

1.1                               Incorporation of Recitals.

The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2                               Incorporation of Exhibits.

Exhibits A through F, to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

ARTICLE 2
DEFINITIONS

2.1                               Defined Terms.

The following terms as used herein shall have the following meanings:

Adjusted LIBOR Rate: For any LIBOR Rate Interest Period, an interest rate per annum equal to the sum of (a) the rate obtained by dividing (i) the Daily LIBOR Rate for such LIBOR Rate Interest Period by (ii) a percentage equal to one hundred percent (100%) minus the Reserve Percentage for such LIBOR Rate Interest Period and (b) the LIBOR Rate Margin.

Adjusted Prime Rate: A rate per annum equal to the sum of (a) the Prime Rate Margin and (b) the greater of (i) the Prime Rate or (ii) One Percent (1%) in excess of the Federal Funds Effective Rate, provided, however, that the Adjusted Prime Rate as of a date shall never be less than the Adjusted LIBOR Rate in effect on such date for a LIBOR Interest Period of one (1) Month. Any change in the Adjusted Prime Rate (or the Federal Funds Effective Rate, as applicable) shall be effective immediately from and after such change in the Adjusted Prime Rate.

Affiliate:  With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

Agreement:  This Loan Agreement.

Applicable Rate:  As such term is defined in Section 5.1(a).

Appraisal.  An MAI certified appraisal of the Project performed in accordance with FIRREA and Lender’s appraisal requirements by an appraiser selected and retained by Lender.

Assignment of Rents: An assignment of leases and rents made by Borrower in favor of Lender assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and all present and future leases, rents, issues and profits therefrom.

Authorized Representative:   Harold Brown.

Bankruptcy Code:  Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

Business Day:  A day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

Closing Date or Closing of the Loan: The date the Mortgage has been recorded, all conditions to the disbursements of the proceeds of the Loan have been satisfied and Lender has disbursed proceeds of the Loan to Borrower in accordance with the terms and conditions of this Agreement.

Collateral Assignment of Management Agreement:  A collateral assignment and security agreement executed by Borrower in favor of the Lender as security for Borrower’s obligations under the Loan granting a first priority lien on Borrower’s interest in the management agreement for the Project acquired with the Loan.

Control:  As such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

Daily LIBOR Rate: The per annum rate calculated by the Lender in good faith on a daily basis, which Lender determines with reference to the rate (rounded upwards to the next higher whole multiple of 1/16th if such rate is not such a multiple) based on the one month London Interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second LIBOR Business Day preceding the date of the calculation as determined and adjusted from time to time in Lender’s sole discretion.

Debt Service Coverage:  With respect to a particular period, the ratio of (a) the annualized Net Operating Income of the Project to (b) the Total Annual Debt Service.

Default or default:  Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

Default Rate:  A rate per annum equal to three percentage points (300 basis points) in excess of the Applicable Rate, but shall not at any time exceed the highest rate permitted by law.

Environmental Indemnity:  An environmental indemnity from the Borrower and Guarantor, jointly and severally, indemnifying Lender with regard to all matters related to Hazardous Material and other environmental matters.

Environmental Proceedings:  Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

Environmental Report:  An environmental report prepared at Borrower’s expense by a qualified environmental consultant approved by Lender, dated not more than three (3) months prior to the Closing Date and addressed to Lender (or subject to separate letter agreement permitting Lender to relay on such environmental report).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Event of Default:  As such term is defined in Article 19.

Exit Fee:  As such term is defined in Section 7.3.

Federal Funds Effective Rate:  Shall mean, for any day, the rate per annum (rounded upward to the nearest on one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

FIRREA:  The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

Governmental Approvals:  Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority for the operation of the Project.

Governmental Authority:  Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Gross Revenues:  The current rent roll for the Project, annualized, plus for a trailing twelve (12) month period, all other miscellaneous income derived from owning the Project; provided, however, that in no event shall Gross Revenues for such Project include (i) any loan proceeds; (ii) proceeds or payments under insurance policies (except proceeds of business interruption insurance); (iii) condemnation proceeds; (iv) any security deposits received from a Tenant in such Project, unless and until the same are applied to rent or other obligations in accordance with such Tenant’s lease; or (v) any other extraordinary items, in Lender’s reasonable discretion.

Guarantor: New England Realty Associates, a [Massachusetts limited partnership]

Hazardous Material:  Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Project or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and  (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.  Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

Impound Account: As such term is defined in Section 11.1(e).

Improvements:  The improvements referred to in Recital A hereto.

Including or including:  Including but not limited to.

Interest Rate Agreement:  An Interest Rate Protection Product purchased by Borrower from Lender.

Interest Rate Protection Product:  An interest rate hedging product, such as a cap or swap.

Internal Revenue Code:  The Internal Revenue Code of 1986, as amended from time to time.

Land:  As such term is defined in Recital A.

Laws:  Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Late Charge:  As such term is defined in Section 4.6.

Leases:  The collective reference to all leases, subleases and occupancy agreements affecting the Project or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender.

Lender:  As defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

LIBOR Business Day:  A Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

LIBOR Rate Interest Period:  With respect to each amount bearing interest at a LIBOR based rate, a period of one LIBOR Business Day, commencing on the date a disbursement of the Loan proceeds is made, continued or converted.

LIBOR Rate Margin:  2.25% percent (225 basis points) per annum, subject to increase as set forth in Section 5.1(d).

Limited Recourse Guaranty Agreement: A limited recourse guaranty agreement executed by the Guarantor in favor of Lender with respect to the Loan.

Loan:  As defined in Recital B.

Loan Amount:  The maximum amount of the Loan as set forth in Section 4.1(a) as reduced by principal payments made from time to time.

Loan Documents:  The collective reference to this Agreement, the documents and instruments listed in Section 4.2, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower’s or Guarantor’s obligations in connection with the transaction contemplated hereunder, each as amended.

Loan to Value Ratio:  The ratio of the maximum amount of the Loan to value of the Project, as set forth in an Appraisal of the Project

Material Adverse Change or material adverse change:  If, in Lender’s reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

Maturity Date:  October 15, 2013.

Monthly Excess Cash Flow:  For any month, the amount by which Gross Revenues exceed the sum of (a) actual cash operating expenses and (b) actual debt service on the Loan.

Monthly Insurance Impound: As such term is defined in Section 11.1(e).

Monthly Tax Impound: As such term is defined in Section 11.1(e).

Mortgage:  A mortgage (or deed of trust), assignment of leases and rents, security agreement and fixture filing, executed by Borrower for the benefit of Lender securing this Agreement, the Note, and all obligations of Borrower in connection with the Loan, granting a first priority lien on Borrower’s fee interest in the Project, subject only to the Permitted Exceptions.

Net Operating Income:  For any period, Gross Revenues less Operating Expenses.

Note:  A promissory note, in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

Operating Expenses:  For a trailing twelve (12) month period as of a particular date of calculation, the actual costs and expenses of owning, operating, managing and maintaining the Project for such period as confirmed by an Appraisal of the Project.  Operating Expenses shall include (a) fixed expenses such as insurance, real estate and other taxes, (b) costs of repairs and maintenance of the Project,

(c) expenses for cleaning, utilities, administration, landscaping and security, (d) an assumed annual replacement reserve charge of $250 per apartment unit in such Project and (e) an annual management fee equal to the lesser of Five Percent (5%) of gross rents from such Project or the actual management fee paid by the Borrower owning such Project, and shall exclude (x) all expenses for capital improvements and replacements, (y) debt service, (z) depreciation or amortization of capital expenditures and other similar non-cash items.  Operating Expenses for such Project during such period incurred by Borrower shall also be determined on a cash basis (except for real and personal property taxes and insurance premiums, which shall be determined on an accrual basis), excepting, however, (i) interest or principal due on the Loan and (ii) capital expenditures.

Permitted Exceptions:  Those matters listed on Schedule B to the Title Policy to which title to the Project may be subject to on the Closing Date and thereafter such other title exceptions as Lender may reasonably approve in writing.

Prime Rate:  That interest rate established from time to time by Lender as Lender’s prime rate,  whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit;

Prime Rate Margin:  0% (0 basis points) per annum.

Pro-Forma Projection:  A pro forma statement of projected income and expenses of Project.

Project:  The collective reference to (i) the Land, together with all buildings, structures and improvements located or to be located thereon, including the Improvements, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (iii) all personal property, fixtures and equipment required or beneficial for the operation thereof.

Required Permits:  Each building permit, environmental permit, utility permit, land use permit, wetland permit and any other permits, approvals or licenses issued by any Governmental authority which are required in connection with the operation of the Project.

Reserve Percentage:  For any LIBOR Rate Interest Period, that percentage which is specified three (3) Business Days before the first day of such LIBOR Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such LIBOR Rate Interest Period and with a maturity equal to such LIBOR Rate Interest Period.

Soil Report:  A soil test report prepared by a licensed engineer satisfactory to Lender indicating to the satisfaction of Lender that the soil and subsurface conditions underlying the Project will support the Improvements.

State:  The state in which the Land is located.

Tenant:  The tenant under a Lease.

Title Insurer:  Commonwealth Land Title Insurance Company, or such other title insurance company licensed in the State as may be approved in writing by Lender.

Title Policy:  An ALTA Mortgagee’s Loan Title Insurance Policy with extended coverage issued by the Title Insurer insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the Project  and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Exhibit C attached hereto and made a part hereof.

Total Annual Debt Service:  With respect to a Project, the aggregate of debt service payments (principal and interest) during a twelve (12) month period under a mortgage style amortization of the original principal amount of such Project Loan, assuming (x) a per annum interest rate equal to 4.5%, and (y) monthly payments of principal and interest based on an amortization period of thirty (30) years.

Transfer:  Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Project or any portion of any other security for the Loan, (b) all or any portion of the Borrower’s right, title and interest (legal or equitable) in and to the Project or any portion of any other security for the Loan, or (c) any interest in Borrower or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, Borrower.

2.2                               Other Definitional Provisions.

All terms defined in this Agreement shall have the same meanings when used in the Note, Mortgage, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement.

ARTICLE 3
BORROWER’S REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties.

To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

(a)                                 Borrower has good and marketable fee simple title to the Project, subject only to the Permitted Exceptions.

(b)                                 Except as previously disclosed to Lender in writing, no litigation or proceedings are pending, or to the best of Borrower’s knowledge threatened, against Borrower or any Guarantor, which could, if adversely determined, cause a Material Adverse Change with respect to Borrower, any Guarantor or the Project.  There are no pending Environmental Proceedings and Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

(c)                                  Borrower is a duly organized and validly existing limited liability company and has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower.

(d)                                 No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of Borrower or any Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents other than the recordation of the Mortgage, Assignment of Leases and Rents and the filing of UCC-1 Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have an adverse effect on Borrower or such Guarantor or which have been obtained as of any date on which this representation is made or remade.

(e)                                  The execution, delivery and performance of this Agreement, the execution and payment of the Note and the granting of the Mortgage and other security interests under the other Loan Documents have not constituted and will not constitute, upon the giving of notice or lapse of time or both, a breach or default under any other agreement to which Borrower or Guarantor is a party or may be bound or affected, or a violation of any law or court order which may affect the Project, any part thereof, any interest therein, or the use thereof.

(f)                                   There is no default under this Agreement or and of the other Loan Documents, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

(g)                                  No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project materially affecting access to the Project, and (iii) no proceeding to deny access to the Project from any point or planned point of access to the Project, has commenced or, to the best of Borrower’s knowledge, is contemplated by any Governmental Authority.

(h)                                 No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

(i)                                     All financial statements and other information previously furnished by Borrower or any Guarantor to Lender in connection with the Loan are true, complete and correct and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or any Guarantor has occurred since the respective dates of such statements and information.  Neither Borrower nor any Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements.

(j)                                    Except as disclosed by Borrower to Lender, (i) the Project is in a clean, safe and healthful condition, and, except for materials used in the ordinary course of maintenance and operation of the Project, is free of all Hazardous Material and is in compliance with all applicable Laws; (ii) neither Borrower nor, to the best knowledge of Borrower, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, and the Project has never been used (whether by Borrower or, to the best knowledge of Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) neither the Project nor Borrower is subject to any existing, pending, or, to the best of Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting the Project.

(j)                                    The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

(k)                                 Except for Leases which have been provided to and approved by Lender in writing, Borrower and its agents have not entered into any non-residential Leases, subleases or other arrangements for occupancy of space within the Project.  True, correct and complete copies of all non-residential Leases, as amended, have been delivered to Lender.  All Leases are in full force and effect.  Neither

Borrower nor any Tenant is in default under any Lease and Borrower has disclosed to Lender in writing any material default by the tenant under any non-residential Lease.

(l)                                     The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

(m)                             Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(n)                                 Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(o)                                 Borrower uses no trade name other than its actual name set forth herein.  The principal place of business of Borrower is as stated in Article 22.

(p)                                 Borrower’s place of formation or organization is the Commonwealth of Massachusetts.

(q)                                 All statements set forth in the Recitals are true and correct.

(r)                                    Neither Borrower nor any Guarantor is (or will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide to the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

3.2                               Survival of Representations and Warranties.

Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true as of the date hereof, will be true on the Closing Date and, except for matters which have been disclosed by Borrower and approved by Lender in writing, at all times thereafter.

ARTICLE 4
LOAN AND LOAN DOCUMENTS

4.1                               Agreement to Borrow and Lend; Lender’s Obligation to Disburse.

Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.  If Lender consists of more than one party, the obligations of each such party with respect to the amount it has agreed to loan to Borrower shall be several (and not joint and several) and shall be limited to its proportionate share of the Loan and of each advance.

(a)                                 The maximum amount of the Loan shall not exceed the lesser of (i) Seventy Percent (70%) of the purchase price for the Project, as confirmed by an Appraisal obtained by Lender (at Borrower’s cost) as set forth herein, (ii) a maximum Loan to Value Ratio for the Project of Seventy Percent (70%) or (iii) such amount as will result in a Debt Service Coverage Ratio for the Project, as set forth in the Pro Forma Projection, of at least, a minimum of 1.20:1.

(b)                                 To the extent that Lender may have acquiesced in noncompliance with any requirements precedent to the Closing of the Loan or precedent to any subsequent disbursement of Loan proceeds, such acquiescence shall not constitute a waiver by Lender, and Lender may at any time after such acquiescence require Borrower to comply with all such requirements.

4.2                               Loan Documents.

Borrower agrees that it will, on or before the Closing Date, execute and deliver or cause to be executed and delivered to Lender the following documents in form and substance acceptable to Lender:

(a)                                 The Note.

(b)                                 The Mortgage.

(c)                                  The Assignment of Rents.

(d)                                 The Limited Recourse Guaranty Agreement.

(f)                                   The Environmental Indemnity.

(g)                                  The Collateral Assignment of Management Agreement.

(h)                                 Such UCC financing statements as Lender determines are advisable or necessary to perfect or notify third parties of the security interests intended to be created by the Loan Documents.

(i)                                     Such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents, and to comply with the laws of the State.

4.3                               Term of the Loan.

All principal, interest and other sums due under the Loan Documents shall be due and payable in full on the Maturity Date without relief from valuation and appraisement laws.

4.4                               Prepayments.

Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon not less than seven (7) days’ prior written notice to Lender.  No prepayment of all or part of the Loan shall be permitted unless same is made together with the payment of all interest accrued on the Loan through the date of prepayment and attorneys’ fees and disbursements incurred by Lender as a result of the prepayment.

4.5.                           Required Principal Payments.

All principal shall be paid on or before the Maturity Date.

4.6                               Late Charge.

Any and all amounts due hereunder or under the other Loan Documents which remain unpaid more than five (5) days after the date said amount was due and payable shall incur a fee (the “Late Charge” of four percent (4%) of said amount, which payment shall be in addition to all of Lender’s other rights and remedies under the Loan Documents, provided that no Late Charge shall apply to the final payment of principal on the Maturity Date.

ARTICLE 5
INTEREST

5.1                               Interest Rate.

(a)                                 Provided that no Event of Default exists, the Loan will bear interest at the Applicable Rate, unless the Default Rate is applicable. The Adjusted LIBOR Rate shall be the “Applicable Rate” for the Loan, except that the Adjusted Prime Rate shall be the “Applicable Rate” with respect to portions of the Loan as to which a Daily LIBOR Rate is not available.  All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 12:00 noon Cleveland time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.

(b) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that Dollar deposits are not generally available at such time in the London Interbank Market for deposits in Dollars in an amount equal to the Loan, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a Daily LIBOR Rate on the Loan or of funding the same for such LIBOR Rate Interest Period due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining a Daily LIBOR Rate, or (iv) that the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and all portions of the Loan bearing interest at the Adjusted LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable LIBOR Rate Interest Period with respect to an event described in clause (i) or (iii)  above, bear interest at the Adjusted Prime Rate until such time as the situations described above are no longer in effect.

(c)                                  If the introduction of or any change in any Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain an Adjusted LIBOR Rate with respect to the Loan or any portion thereof, or to fund the Loan or any portion thereof in United States dollars in the London Interbank market, then (i) Lender shall notify Borrower that Lender is no longer able to maintain the Adjusted LIBOR Rate and (ii) the interest rate for any portion of the Loan for which the Adjusted LIBOR Rate is then applicable shall automatically be converted to the Adjusted Prime Rate.

(d)                                 Interest at the Applicable Rate (or Default Rate) shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

(e)                                  The Loan shall bear interest at the Default Rate at any time at which an Event of Default shall exist.

5.2                               Interest Rate Agreements.

(a)                                 Any indebtedness incurred pursuant to an Interest Rate Agreement entered into by Borrower and Lender shall constitute indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents to the same extent and effect as if the terms and provisions of such Interest Rate Agreement were set forth herein, whether or not the aggregate of such indebtedness, together with the disbursements made by Lender of the proceeds of the Loan, shall exceed the face amount of the Note.

(b)                                 Borrower hereby collaterally assigns to Lender for the benefit of Lender any and all Interest Rate Protection Products purchased or to be purchased by Borrower in connection with the Loan, as additional security for the Loan, and agrees to provide Lender with any additional documentation requested by Lender in order to confirm or perfect such security interest during the term of the Loan.  If Borrower obtains an Interest Rate Protection Product from a party other than Lender, Borrower shall deliver to Lender such third party’s consent to such collateral assignment.  No Interest Rate Protection Product purchased from a third party may be secured by an interest in Borrower or the Project.

ARTICLE 6
COSTS OF MAINTAINING LOAN

6.1                               Increased Costs and Capital Adequacy.

(a)                                 Borrower recognizes that the cost to Lender of maintaining the Loan or any portion thereof may fluctuate and, Borrower agrees to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrower as a result of:

(i)                                     any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (A) changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on all or any portion of the overall net income or receipts of Lender), or (B) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lender (which includes the Loan or any applicable portion thereof) (provided, however, that Borrower shall not be charged again the Reserve Percentage already accounted for in the definition of the Adjusted LIBOR Rate), or (C) imposing on Lender, or the London interbank market generally, any other condition affecting the Loan, provided that the result of the foregoing is to increase the cost to Lender of maintaining the Loan or any portion thereof or to reduce the amount of any sum received or receivable from Borrower by Lender under the Loan Documents; or

(ii)                                  the maintenance by Lender of reserves in accordance with reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States with respect to “Eurocurrency Liabilities” of a similar term to that of the applicable portion of the Loan (without duplication for reserves already accounted for in the calculation of a LIBOR Rate pursuant to the terms hereof).

(b)         If the application of any Law, rule, regulation or guideline adopted or arising out of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, or the adoption after the date hereof of any other Law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on Lender’s capital to a level below that which Lender would have achieved but for such application, adoption, change or compliance (taking into consideration the policies of Lender with respect to capital adequacy), then, from time to time Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction with respect to any portion of the Loan outstanding.

(c)                                  Any amount payable by Borrower under subsection (a) or subsection (b) of this Section 6.1 shall be paid within five (5) days of receipt by Borrower of a certificate signed by an authorized officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error.  Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender’s right to demand payment of such amount for any subsequent or prior period.  Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in subsection (a) or (b) above, of the amount of the reserve and capital adequacy payments resulting therefrom and the reasons therefor and of the basis of calculation of such amount; provided, however, that any failure by Lender to so notify Borrower shall not affect Borrower’s obligation to pay the reserve and capital adequacy payment resulting therefrom.

6.2                               Borrower Withholding.

If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note to the maximum extent permitted by law, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

ARTICLE 7
LOAN EXPENSE AND ADVANCES

7.1                               Loan and Administration Expenses.

Borrower unconditionally agrees to pay all expenses of the Loan, including all amounts payable pursuant to Sections 7.2, 7.3 and 7.4 and any and all other fees owing to Lender pursuant to the Loan Documents or any separate fee agreement, and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, mortgage or documentary taxes, all insurance premiums, title insurance premiums and other charges of the Title Insurer, printing and photocopying expenses, survey fees and charges, cost of certified copies of instruments, cost of premiums on surety company bonds and the Title Policy, charges of the Title Insurer or other escrowee for administering disbursements, all appraisal fees, insurance consultant’s fees, environmental consultant’s fees, travel related expenses and all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all costs and expenses of Lender (including, without limitation, court costs and counsel’s fees and disbursements and fees and costs of paralegals) incurred in attempting to enforce payment of the Loan and expenses of Lender incurred (including court costs and counsel’s fees and disbursements and fees and costs of paralegals) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security for the Loan.  Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify and hold Lender harmless against all claims, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred in relation to any claim by broker, finder or similar person.  Lender shall have the right to obtain from time to time  title updates of such Project twice a year or upon an Event of Default.  Borrower shall cooperate with Lender in this regard and Borrower shall pay for the title updates.

7.2                               Origination Fee.

Borrower shall pay to Lender on or before the Closing Date an origination fee in an amount equal to twenty-five (25) basis points of the amount of the Loan. Such fee, once paid by Borrower to the Lender, shall be fully earned and non-refundable.  Notwithstanding the foregoing, in the event that the Loan is repaid prior to the Maturity Date through a capital markets or balance sheet refinance with, or a permanent loan with or arranged by, Lender or an Affiliate of Lender, such origination fee shall be returned to Borrower by Lender.

7.3                               Exit Fee.

Upon the full or partial repayment of the Loan (whether at the Maturity Date therefor or at any other date) other than as a result of any monthly payments of principal required pursuant to Section 4.5 hereof, Borrower will pay to Lender an exit fee equal to (x) twenty-five (25) basis points of the amount of the Loan if repayment is made through a capital markets refinance with a lender other than Lender and (y) fifty (50) basis points of the amount of the Loan if repayment is made through a balance sheet refinance other than Lender (such fee, the “Exit Fee”) unless (i) the Loan is repaid with a permanent loan from Lender or an Affiliate of Lender, (ii) the Loan is repaid with a permanent loan arranged by Lender or an Affiliate of Lender through another investor or lender (including, but not limited to, Fannie Mae, Freddie Mac, HUD or GinnieMae) or (iii) the Loan is repaid as a result of the sale of the Project to an unrelated third party.  The Exit Fee payable shall be deemed to be earned upon the full or partial repayment of the Loan unless one of the events set forth in subparts (i), (ii) or (iii) of this Section occurs.  Such Exit Fee shall also be payable in the event of the foreclosure of the Mortgage. In no event shall Lender or any Affiliate be obligated to make a permanent loan to Borrower to refinance the Project or place a permanent loan with a third party lender.

The obligation to repay the Exit Fee in respect of the Loan is provided for in this Section 7.3 shall survive the repayment of the Loan.

7.4                               Lender’s Attorneys’ Fees and Disbursements.

Borrower agrees to pay Lender’s attorney fees and disbursements incurred in connection with this Loan, including (i) the preparation of this Agreement, any intercreditor agreements and the other Loan Documents and the preparation of the closing binders, (ii) the disbursement, syndication, amendment, and administration of the Loan and (iii) the enforcement of the terms of this Agreement and the other Loan Documents.

7.5                               Time of Payment of Fees and Expenses.

Borrower shall pay all expenses and fees incurred as of the Closing Date for the Loan (unless sooner required herein).  At the time of the Closing Date, Lender may pay from the proceeds of the disbursement of the Loan all expenses of the Loan (unless sooner required herein).

7.6                               Expenses and Advances Secured by Loan Documents.

Any and all advances or payments made by Lender under this Article 7 from time to time, and any amounts expended by Lender pursuant to Section 20.1(a), shall, as and when advanced or incurred, constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents.

7.7                               Right of Lender to Make Advances to Cure Borrower’s Defaults.

In the event that Borrower fails to perform any of Borrower’s covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing and shall constitute additional indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents and shall bear interest at the Default Rate.

ARTICLE 8
REQUIREMENTS PRECEDENT
TO THE CLOSING OF THE LOAN

8.1                               Conditions Precedent.

Borrower agrees that Lender’s obligation to open the Loan and thereafter to make further disbursements of proceeds thereof is conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to Lender in its reasonable discretion:

(a)                                 Equity:  Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower’s cash equity invested in the Project is not less than the difference between the total Project cost and the maximum Loan Amount; provided, however, in no event shall Borrower’s cash equity in the Project be less than $22,000,000.00.

(b)                                 Commitment Fee: Borrower shall have paid to Lender the Commitment Fee as set forth in Section 7.2 herein.

(c)                                  Required Lease Forms.  Borrower shall have provided to Lender for Lender’s written approval, in Lender’s sole discretion, a copy of Borrower’s standard form of lease for residential tenants.

(d)                                 [Intentionally deleted]

(e)                                  Title and Other Documents:  Borrower shall have furnished to Lender the Title Policy together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Project or the use thereof;

(f)                                   Survey:  Borrower shall have furnished to Lender an ALTA/ACSM “Class A” Land Title Survey of the Project.  Said survey shall be dated no earlier than ninety (90) days prior to the Closing Date, shall be made (and certified to have been made) as set forth in Exhibit D attached hereto and made a part hereof.  Such survey shall be sufficient to permit issuance of the Title Policy in the form required by this Agreement.  Such survey shall include the legal description of the Land;

(g)                                  Insurance Policies:  Borrower shall have furnished to Lender not less than ten (10) days prior to the date of this Agreement policies or binders evidencing that insurance coverages are in effect with respect to the Project and Borrower, in accordance with the Insurance Requirements attached hereto as Exhibit F, for which the premiums have been fully prepaid with endorsements satisfactory to Lender.

(h)                                 No Litigation:  Borrower shall have furnished evidence that no litigation or proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, any Guarantor or the Project;

(i)                                     Utilities:  [Intentionally deleted].

(j)                                    Attorney Opinions:  Borrower shall have furnished to Lender an opinion from counsel for Borrower and Guarantor covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Lender shall reasonably require;

(k)                                 Appraisal:  Prior to the Closing of the Loan, Lender shall have obtained (at Borrower’s cost) an Appraisal of the Project demonstrating a Loan To Value Ratio of not less than Seventy Percent (70%), which Appraisal shall be satisfactory to Lender in all respects;

(l)                                     Searches:  Borrower shall have furnished to Lender current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims;

(m)                             Financial Statements:  Borrower shall have furnished to Lender current annual financial statements of Borrower, the Guarantor and such other persons or entities connected with the Loan as Lender may request, each in form and substance and certified by such individual as acceptable to Lender.  Borrower and the Guarantor shall provide such other additional financial information Lender reasonably requires;

(n)                                 Pro Forma Projection:  Borrower shall have furnished to Lender a Pro Forma Projection covering the succeeding two (2) year period.

(o)                                 Management Agreements:  Borrower shall have delivered to Lender executed copies of any leasing, management and development agreements entered into by Borrower in connection with the operation of the Project;

(p)                                 Flood Hazard:  Lender has received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Lender in its sole discretion;

(q)                                 Zoning:  If the Title Policy does not include a zoning endorsement, Borrower shall have furnished to Lender a legal opinion, zoning letter or other satisfactory evidence as to compliance of the Project with zoning and similar laws;

(r)                                    Organizational Documents:  Borrower shall have furnished to Lender proof satisfactory to Lender of authority, formation, organization and good standing in the State of its incorporation or formation  and, if applicable, qualification as a foreign entity in good standing in the state of its incorporation or formation, of all corporate, partnership, trust and limited liability company entities (including Borrower and Guarantor) executing any Loan Documents, whether in their own name or on behalf of another entity.  Borrower shall also provide certified resolutions in form and content satisfactory to Lender, authorizing execution, delivery and performance of the Loan Documents, and such other documentation as Lender may reasonably require to evidence the authority of the persons executing the Loan Documents;

(s)                                   No Default:  There shall be no uncured Default or Event of Default by Borrower hereunder.;

(t)                                    Easements:  Borrower shall have furnished Lender all easements reasonably required for the maintenance or operation of the Project and such easements shall be insured by the Title Policy; and

(u)                                 Additional Documents:  Borrower shall have furnished to Lender such other materials, documents, papers or requirements regarding the Project, Borrower and any Guarantor as Lender shall reasonably request.

(v)                                 Debt Service Coverage Ratio:  Lender shall have received evidence reasonable satisfactory to Lender that the pro forma Debt Service Coverage Ratio for the Project, set forth in the Pro Forma Projection, is a minimum of 1.20:1.

(w)                               Property Condition Report: Lender shall have received a property condition report for the Project, which report shall be satisfactory to Lender within it sole discretion.

ARTICLE 9
[RESERVED]

ARTICLE 10
[RESERVED]

ARTICLE 11

OTHER COVENANTS

11.1                        Borrower further covenants and agrees as follows:

(a)                                 Mechanics’ Liens and Contest Thereof.  Borrower will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Project and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrower posts a statutory lien bond which removes such lien from title to the Project within thirty (30) days of written notice by Lender to Borrower of the existence of the lien).

(b)                                 Settlement of Mechanics’ Lien Claims.  If Borrower shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided in Section 15.1(e)  Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder.  In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(c)                                  Renewal of Insurance.  Borrower shall cause insurance policies to be maintained in compliance with Exhibit F at all times, as applicable.  Borrower shall timely pay all premiums on all insurance policies required hereunder, and as and when additional insurance is required, from time to time, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Lender in accordance with Section 8.1(g).

(d)                                 Payment of Taxes.  Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower’s intent to contest such taxes, and (iii) Borrower has deposited security in form and amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender’s reasonable request therefor.  If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).  Borrower shall furnish to Lender evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

(e)                                  Tax and Insurance Escrow Accounts.  Upon request of Lender or upon an Event of Default, Borrower shall establish and maintain at all times until the obligations of Borrower under the Loan Documents have been satisfied an impound account (the “Impound Account”) with Lender for payment of taxes and insurance premiums on the Project and as additional security for the obligations of Borrower under the Loan Documents.  Borrower shall deposit in the Impound Account an amount reasonably determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due installment of real estate taxes and assessments on the Project at least one (1) month prior to the due date or the delinquency date thereof (as Lender shall determine) and the next due annual insurance premiums with respect to the Project at least one (1) month prior to the due date thereof. On January 10, 2011 and on each Payment Date thereafter, Borrower shall pay to Lender, concurrently with the payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual taxes that will next become due and payable on the Project (the “Monthly Tax Impound”), plus one-twelfth (1/12) of the amount of the annual insurance premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder (the “Monthly Insurance Impound”), each as estimated and determined by Lender.  The Monthly Tax Impound and Monthly Insurance Impound, and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. If Lender at any time determines that the Monthly Tax Impound or Monthly Insurance Impound is insufficient, Lender may in its reasonable discretion adjust the required monthly payments of such amounts, and Borrower shall be obligated to pay the increased amounts for the Monthly Tax Impound or Monthly Insurance Impound commencing with the next Payment Date under the Note. So long as no Event of Default or Default has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account and used to pay taxes and insurance premiums on the Project before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date or the delinquency date for payment thereof (as Lender shall determine), of all bills, invoices and statements for all taxes and insurance premiums on the Project to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. Lender shall pay no interest on funds contained in the Impound Account to Borrower and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Lender. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess maybe credited by Lender on subsequent payments to the Impound Account to be made hereunder or, at the option of Lender, refunded to Borrower. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Project. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within ten (10) Business Days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. The Impound Account shall not constitute a trust fund and may be commingled with other monies held by Lender.  In the event Borrower does not comply with the foregoing terms, Borrower shall pay to the governmental authority or other party entitled thereto all real estate taxes and assessments and.

(f)                                   Personal Property.  All of Borrower’s personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Project shall always be located at the Project and shall be kept free and clear of all liens, encumbrances and security interests.

(g)                                  Leasing Restrictions.  Without the prior written consent of Lender, Borrower and Borrower’s agents shall not (i) enter into any additional non-residential Leases, (ii) modify, amend or terminate any non-residential Lease, or (iii) accept any rental payment in advance of its due date.  Borrower shall provide Lender with a copy of all non-residential Leases no less than ten (10) days prior to execution of such Leases.  Borrower shall provide Lender with a copy of the fully executed original of all non-residential Leases promptly following their execution.  Borrower will not enter into any residential Leases for a term of more than one year and all such residential Leases shall be on a form approved by Lender without material modification.  At Lender’s request, Borrower shall cause Tenants to execute Subordination, Non-Disturbance and Attornment Agreements reasonable satisfactory to Lender.  Lender reserves the right to subordinate the Mortgage to any Lease.

(h)                                 Defaults Under Leases.  Borrower will not suffer or permit any breach or default to occur in any of Borrower’s obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease including those with respect to any time limitation within which any of Borrower’s work is to be done or the space is to be available for occupancy by the lessee.  Borrower shall notify Lender promptly in writing in the event a non-residential Tenant commits a material default under a Lease.

(i)                                     Lender’s Attorneys’ Fees for Enforcement of Agreement.  In case of any default or Event of Default hereunder, Borrower (in addition to Lender’s attorneys’ fees, if any, to be paid pursuant to Section 7.3) will pay Lender’s attorneys’ and paralegal fees (including, without limitation, any attorney and paralegal fees and costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings) in connection with the enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted) for advice or other representation with respect to the Project, this Agreement, or any of the other Loan Documents, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien in any portion of the Project, or to enforce any rights of Lender or Borrower’s obligations hereunder, then in any of such events all of the attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto (including fees and costs of paralegals), shall constitute an additional liability owing by Borrower to Lender, payable on demand.

(j)                                    Appraisals.  Lender shall have the right to obtain a new or updated Appraisal of the Project and Borrower shall cooperate with Lender in connection therewith, for the following reasons: (i) to comply with any applicable law or regulatory requirement or bank policy promulgated to comply therewith, (ii) if an Event of Default has occurred and is continuing.  Borrower shall pay for any such Appraisal upon Lender’s request.

(k)                                 Furnishing Information.  Borrower shall deliver or cause to be delivered to Lender within thirty (30) days after the end of each calendar quarter, (i) a rent roll for the Project and (ii) operating statements for the Project.  All such financial statements shall be in a format approved in writing by Lender in Lender’s reasonable sole discretion.  Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower.  Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project..

(l)                                     Sign and Publicity.  [Intentionally omitted].

(m)                             Lost Note.  Upon Lender’s furnishing to Borrower an affidavit to such effect, Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note.

(n)                                 Indemnification.  Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective officers, directors, employees and consultants (each, an “Indemnified Party”) and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss and liability, cost and expense (including attorneys’ fees, costs and expenses) of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Project; (ii) any breach of representation or warranty, default or Event of Default under this Agreement or any other Loan Document or Related Document; or (iii) any other matter arising in connection with the Loan, Borrower, Guarantor or the Project.  No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct.  The foregoing indemnification shall survive repayment of the Loan and shall continue to benefit Lender following any assignment of the Loan with respect to matters arising or accruing prior to such assignment.

(o)                                 No Additional Debt.  Except for the Loan, Borrower shall neither incur nor guarantee any indebtedness (whether personal or nonrecourse, secured or unsecured) other than customary trade payables paid within sixty (60) days after they are incurred.

(p)                                 Compliance With Laws.  Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over Borrower or the Project.

(q)                                 Organizational Documents.  Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its organizational documents, (ii) the admission of any new member, partner or shareholder, or (iii) any dissolution or termination of its existence.

(r)                                    Furnishing Reports.  Upon Lender’s request, Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, which in any way relate to the Project or any part thereof.

(s)                                   Management Contracts.  Borrower shall not enter into, materially modify or amend, terminate or cancel any management contracts for the Project, without the prior written approval of Lender.

(t)                                    Furnishing Notices.  Borrower shall provide Lender with copies of all material notices pertaining to the Project received by Borrower from any Governmental Authority or insurance company within seven (7) days after such notice is received.

(u)                                 Alterations.  Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project.

(v)                                 Cash Distributions.  Borrower shall not make any distributions to partners, members or shareholders, provided that Borrower may so distribute Monthly Excess Cash Flow not needed to pay Operating Expenses or amount payable under the Loan Documents.

(w)                               Tenant Estoppels and Subordination Non-Disturbance and Attornment Agreements.  Within thirty (30) days after the date hereof, Borrower shall use commercially reasonable efforts to provide to Lender, in form and substance satisfactory to Lender within its reasonable discretion, (x) tenant estoppel certificates from the following non-residential tenants of the Project: (i) STC Six Company (“STC”), (ii) Andtower LLC (“Andtower”) and (iii) Sprint Spectrum L.P. and (y) subordination, non-disturbance and attornment agreements from STC and Andtower.  In the event that Borrower is unable to deliver any estoppel or subordination, non-disturbance and attornment agreement as set forth in this subsection (w), Borrower must provide to Lender evidence of its commercially reasonable efforts to obtain same, which evidence shall be satisfactory to Lender within its sole discretion.

11.2                        Authorized Representative.

Borrower hereby appoints Harold Brown as its Authorized Representative for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan.  The Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower.  All actions by the Authorized Representative shall be final and binding on Borrower.  Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative.  No more than one person shall serve as Authorized Representative at any given time.

ARTICLE 12

CASUALTIES AND CONDEMNATION

12.1                        Lender’s Election to Apply Proceeds on Indebtedness.

(a)                                 Subject to the provisions of Section 16.1(b) below, Lender may elect to collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges.  Any proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Lender to Borrower.

(b)                                 Notwithstanding anything in Section 16.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Lender agrees to make available the Proceeds to restoration of the Improvements if (i) no Event of Default has occurred which remains outstanding, (ii) all Proceeds are deposited with Lender, (iii) in Lender’s reasonable judgment, the amount of Proceeds available for restoration of the Improvements is sufficient to pay the full and complete costs of such restoration, (iv) no material non-residential Leases in effect at the time of such casualty or condemnation are or will be terminated, (v) if the cost of restoration exceeds ten percent (10%) of the Loan Amount, in Lender’s sole determination after completion of  restoration the Loan Amount will not exceed 70% of the fair market value of the Project, (vi) in Lender’s reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (vii) Guarantor reaffirms the Limited Recourse Guaranty Agreement in writing, and (viii) in Lender’s reasonable determination, such restoration is likely to be completed no later than three  months prior to the Maturity Date.

12.2                        Borrower’s Obligation to Rebuild and Use of Proceeds Therefor.

In case Lender does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 16.1 above, Borrower shall:

(a)                                 Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Lender;

(b)                                 In the event of any delay in making settlement with insurers or the appropriate Governmental Authorities or effecting collection of the Proceeds, deposit with Lender the full amount required to complete construction as aforesaid;

(c)                                  In the event the Proceeds and the available proceeds of the Loan are insufficient to assure the Lender that the Loan will be In Balance, promptly deposit with Lender any amount necessary to place the Loan In Balance; and

(d)                                 Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

Any request by Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

ARTICLE 13
ASSIGNMENTS BY LENDER AND BORROWER

13.1                        Assignments and Participations.

Lender may from time to time sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan.  Borrower agrees to cooperate with Lender’s efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower’s rights under the Loan Documents.

13.2                        Prohibition of Assignments and Transfers by Borrower.

Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void.  Without the prior written consent of Lender, in Lender’s sole discretion,

Borrower shall not suffer or permit (a) any change in the management (whether direct or indirect) of the Project or of Borrower, or (b) any Transfer.  Notwithstanding anything in this Agreement to the contrary, Borrower shall be permitted to Transfer (such Transfer, a “Permitted Transfer”), without the prior written consent of Lender (but Borrower shall provide Lender with written notice of such Transfer prior to such Transfer), direct or indirect ownership interests of any Borrower provided such Transfers do not result in a change in Control.  In connection with any proposed Permitted Transfer, Borrower shall provide Lender with any and all information as Lender shall reasonably require with respect to such Transfer, including, without limitation, any information necessary for Lender to complete Lender’s Patriot Act Customer Identification Process and OFAC Review Process prior to such Permitted Transfer.  In no event shall any Transfer be permitted unless all parties in connection with any proposed Transfer successfully complete Lender’s Patriot Act Customer Identification Process.

13.3                        Prohibition of Transfers in Violation of ERISA.

In addition to the prohibitions set forth in Section 13.2 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA.  Borrower agrees to indemnify and hold Lender free and harmless from and against all losses, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender’s sole judgment or by reason of a breach of the foregoing prohibitions.  The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Note, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

13.4                        Successors and Assigns.

Subject to the foregoing restrictions on transfer and assignment contained in this Article 17, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

ARTICLE 14
TIME OF THE ESSENCE

14.1                        Time is of the Essence.   Borrower agrees that time is of the essence under this Agreement.

ARTICLE 15
EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein:

(a)                                 Failure of Borrower (i) (A) to make any principal payment when due, (B) to pay any interest within five (5) days after the date when due or (C) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other

Loan Document concerning the payment of money, for a period of ten (10) days after written notice from Lender that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (Y) Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender’s notice, and (Z) the existence of such default will not result in any non-residential Tenant having the right to terminate its Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this Section 19.1 with respect to a particular breach, or if another subsection of this Section 19.1 applies to a particular breach and does not expressly provide for a notice or grace period the specific provision shall control.

(b)                                 [Intentionally omitted].

(c)                                  [Intentionally omitted].

(d)                                 [Intentionally omitted].

(e)                                  Any Transfer or other event in violation of Sections 13.2 or 13.3.

(f)                                   Any material default by Borrower, as lessor, under the terms of any non-residential Lease following the expiration of any applicable notice and cure period, provided that if the Lease does not provide a notice and cure period, then the notice and cure period provided in (a)(i) above will apply to any such monetary default, and the notice and cure period provided in (a)(ii) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first).

(g)                                  If any material warranty, representation, statement, report or certificate made now or hereafter by Borrower or any Guarantor is untrue or incorrect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as Borrower cures said breach (i) within the notice and cure period provided in (a)(i) above for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (a)(ii) above for any other breach.

(h)                                 Borrower or any Guarantor shall commence a voluntary case concerning Borrower or such Guarantor under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower or any Guarantor under the Bankruptcy Code and relief is ordered against Borrower or such Guarantor, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or any Guarantor; or the Borrower or any Guarantor commences any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Guarantor; or there is commenced against Borrower or any Guarantor any such proceeding which remains undismissed or unstayed for a period of sixty (60) days; or the Borrower or any Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days.

(i)                                     Borrower or any Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(j)                                    If Borrower is enjoined, restrained or in any way prevented by any court order from constructing or operating the Project.

(k)                                 [Intentionally omitted]

(l)                                 One or more final, unappealable judgments are entered (i) against Borrower in amounts aggregating in excess of $100,000 or (ii) against any Guarantor in amounts aggregating in excess of $500,000, and said judgments are not stayed or bonded over within thirty (30) days after entry.

(m)                             If Borrower or any Guarantor shall fail to pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which Borrower’s maximum liability does not exceed $100,000 and Guarantor’s maximum liability does not exceed $500,000) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

(n)                                 If a Material Adverse Change occurs with respect to Borrower, the Project or Guarantor.

(o)                                 The occurrence of any other event or circumstance denominated as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

ARTICLE 16
LENDER’S REMEDIES IN EVENT OF DEFAULT

16.1                        Remedies Conferred Upon Lender.

Upon the occurrence and during the continuance of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)                                 Take possession of the Project and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others.  Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Project to use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to execute all applications and certificates in the name of Borrower prosecute and defend all actions or proceedings in connection with the Improvements or Project; and in connection therewith, to execute instruments of release and satisfaction; and to do any and every act which the Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)                                 Withhold further disbursement of the proceeds of the Loan and/or terminate Lender’s obligations to make further disbursements hereunder;

(c)                                  Declare the Note to be immediately due and payable;

(d)                                 Use and apply any monies or letters of credit deposited by Borrower with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and

(e)                                  Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 19.1(h) with respect to Borrower, all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

ARTICLE 17
GENERAL PROVISIONS

17.1                        Captions.

The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

17.2                        Modification; Waiver.

No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought.

17.3                        Governing Law.

Irrespective of the place of execution and/or delivery, this Agreement shall be governed by, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts.

17.4                        Acquiescence Not to Constitute Waiver of Lender’s Requirements.

Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any conditions precedent to the Closing of the Loan, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds.

17.5                        Disclaimer by Lender.

The Loan Documents are made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of the Loan Documents, or by reason of any actions taken by Lender pursuant to the Loan Documents.   Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project.  Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower.  No payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third-party beneficiary status or recognition of same by the Lender.

17.6                        Partial Invalidity; Severability.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.7                        Definitions Include Amendments.

Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender.  Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

17.8                        Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17.9                        Entire Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.

17.10                 Waiver of Damages.

In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and its Guarantor waive all claims for punitive, exemplary or consequential damages.

17.11                 Claims Against Lender.

Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter.  Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid.  Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan.  No Guarantor or Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 21.11.

17.12                 Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF BOSTON, COUNTY OF SUFFOLK AND COMMONWEALTH OF MASSACHUSETTS AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY MASSACHUSETTS STATE OR UNITED STATES COURT SITTING IN THE CITY OF BOSTON AND COUNTY OF SUFFOLK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

17.13                 Set-Offs.

After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower’s accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document.  Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by the Borrower with Lender (or its Affiliates).

ARTICLE 18
NOTICES

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:

c/o The Hamilton Company

39 Brighton Avenue

Boston, Massachusetts 02134

Attention:                                         Carl Valeri

Telephone                                       617-783-0039

Facsimile                                             617-783-0568

With a copy to:

Saul Ewing LLP

131 Dartmouth Street, Suite 501

Boston, MA 02116

Attention:                                         Sally E. Michael, Esq.

Telephone:                                   617.912.0920

Facsimile:                                         617.723.4151

If to Lender:

KeyBank National Association

66 South Pearl Street

Albany, New York 12207

Attention:                                         Servicing Manager

Telephone                                       518.257.8571

Facsimile                                             518-257-8572

With a copy to:

KeyBank National Association

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

Attention:                                         Matthew Purtell

Telephone                                       617.385.6248

Facsimile:                                         617.385.6291

And a copy to:

Thompson Hine LLP

335 Madison Avenue

New York, New York 10017

Attention:                                         Karen M. Kozlowski, Esq.

Telephone                                       212 908 3937

Facsimile                                             212 344 6101

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

ARTICLE 19
WAIVER OF JURY TRIAL

BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING

FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

EXECUTED as of the date first set forth above.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

HAMILTON GREEN APARTMENTS, LLC,
a Massachusetts limited liability company

By:	New Real, Inc.,
a Massachusetts corporation
its Manager

By:
Its: President
Print Name: Ronald Brown
Borrower’s Tax ID No.

[Borrower signature page.  Lender signature page follows.]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

LENDER:	KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A

Legal Description of Land

EXHIBIT B

Permitted Exceptions

1.                                      Liens for taxes and municipal charges which become due and payable subsequent to the date of said policy. Taxes have been paid through June 30, 2013.

2.                                      Title to and rights of the public and others entitled thereto in and to those portions of the insured premises lying within the bounds of the adjoining streets and ways.

3.                                      Title to and rights of the public and others entitled thereto in and to those portions of the insured premises lying within the bounds of Lowell Street and the adjoining streets and ways. .

4.                                      Terms and provisions of a lease by and between Windsor Green at Andover LLC, as Lessor, and STC Six Company, as Lessee, dated March 25, 2010, Notice of which is dated December 11, 2009 and recorded in Book 12082, Page 238, as affected by a Lease Subordination, Non-Disturbance and Attornment Agreement by and among Massachusetts Housing Partnership Fund Board, as Lender, Windsor Green at Andover LLC, as Landlord, and STC Six Company, as Tenant, dated March 23, 2010 and recorded in Book 12082, Page 250, as affected by Memorandum of Lease Supplement by and between STC Six Company and Bell Atlantic Mobile of Massachusetts Corporation Ltd., dated October 27, 2010 and recorded in Book 12293, Page 93, as affected by Notice of Lease by and between STC Six Company and New Cingular Wireless PCS, LLC dated October 29, 2010 and recorded in Book 12380, Page 134, as affected by Notice of Site License Acknowledgement recorded in Book 11518, Page 144.

5.                                      Notice of Decision of the Town of Andover Zoning Board of Appeals dated March 3, 2011 and recorded in Book 12467, Page 239.

6.                                      Taking by the Commonwealth of Massachusetts Department of Public Works for the relocation of Lowell Street and for access easement on Parcel 11-R-1 shown on Plan No. 6129 by Order dated November 26, 1969, and recorded in Book 1145, Page 150, as affected by Amendment to Access Easement Agreement dated April 28, 2005 and recorded in Book 9483, Page 41, as shown on the Survey entitled “ALTA/ACSM Land Title Survey”, in Andover, Mass., by Hayes Engineering, dated September 27, 2007, (“the Survey”)

7.                                      Taking by the Commonwealth of Massachusetts Department of Public Works of an easement related to Parcel 11-RS-1 Easement to construct slopes of excavation and/or embankment in Parcel 11-RS-1 shown on Plan No. 6212 by Order dated May 27, 1970, and recorded in Book 1153, Page 684, as affected by Amendment to Access Easement Agreement dated April 28, 2005 and recorded in Book 9483, Page 41, as shown on the Survey entitled “ALTA/ACSM Land Title Survey”, in Andover, Mass., by Hayes Engineering, dated September 27, 2007, (“the Survey”)

8.                                      Rights and easement granted in Reciprocal Easement Agreement between Andover Real Estate Corporation and Rolling Green Motor Inn Corporation dated September 22, 1982, and recorded in Book 1617, Page 187, as affected by Easement Relocation Agreement dated April 28, 2005 and recorded in Book 9483, Page 73, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

9.                                      Easement from Dauphin Corporation to Harry Axelrod dated July 15, 1985, and recorded in Book 2005, Page 128, with respect to “Right of Way Easement 66’ Wide” shown on a plan entitled

“Plan of Land in Andover, Mass., owned by Rolling Green Motor Inn Corp.” dated May 29, 1985 and recorded as Plan No. 9957 as affected by Declaration and Grant of Easements between Harry Axelrod and Lowell Street Associates Limited Partnership dated May 22, 1991 recorded with the Registry in Book 3274, Page 96, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

10.                               Rights and easement granted in Easement Agreement between Inncorp Development Limited Partnership and David Bruce Maddox, Trustee of Powers Realty Trust, dated September 30, 1988, and recorded in Book 2820, Page 81, as amended by the Amendment to Access Easement Agreements recorded in Book 9483, Page 41, as affected by Confirmation Regarding Easement Agreement, dated May 8, 2007, recorded in Book 10750, Page 111, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

11.                               Rights granted in a Lease dated June 19, 1999, with Sprint Spectrum LP., as Tenant, Notice of which is recorded in Book 5691, Page 307, as affected by Notice of Lease dated April 28, 2005 and recorded in Book 9483, Page 59.

12.                               Amendment to Notice of Lease dated April 28, 2005 and recorded in Book 9483, Page 132, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

13.                               Rights and easement granted in Easement to New England Telephone and Telegraph Company dated February 22, 2000, and recorded in Book 5691, Page 313, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

14.                               Rights and easement granted in Easement to Massachusetts Electric Company dated March 21, 2000, and recorded in Book 5708, Page 29, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

15.                               Terms and provisions of Declaration and Grant of Easement, Rights and Restrictions dated June 17, 2003 and recorded with the Registry in Book 7920, Page 113, as amended by Restatement of Declaration and Grant of Easements, Rights and Restrictions dated April 28, 2005 and recorded in Book 9483, Page 11, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

16.                               Grant of Utility Easement and Easement Agreement between Criterion Andover Apartments, L.P. and Yvon Cormier and Denise Enxing, Trustees of CA Investment Trust dated April 28, 2005 and recorded in Book 9483, Page 95, as shown on the Survey. (AFFECTS 311 LOWELL STREET ONLY)

17.                               Grant of Easement between Comcast of Massachusetts I, Inc. and Criterion Apartments, LP, dated September 24, 2006, recorded in Book 10382, Page 207.

18.                               Easement to Verizon New England Inc., dated March 22, 2006, recorded in Book 10097, Page 46.

19.                              Easement to Massachusetts Electric Company, dated September 27, 2005, recorded in Book 9842, Page 154.

20.                               Survey entitled “ALTA/ACSM Land Title Survey in Andover, Mass.”, prepared by Hayes Engineering, dated April 8, 2013 discloses the following matters:

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a.                                      electric, drain, sewer gas and water lines, drain manholes, catch basins, water gate, manholes, light poles, overhead wires, transformer pads, fire connection, underground detention systems;

b.                                      Gravel path shown at Northeast corner of Parcel 1 appears to run on and off insured premises and abutter’s premises.

21.                               Terms and provision of Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations, between Criterion Andover Apartments LP and Massachusetts Housing Partnership Fund Board, dated February 15, 2008, recorded in Book 11067, Page 28.

22.                               Notice of Variance by the Andover Board of Appeals granted to Sprint Spectrum L.P., recorded in Book 5647, Page 199 (Decision No. 2956).

23.                               Order of Conditions from the Andover Conservation Commission (DEP File No. 090-0853) issued October 22, 2003 and recorded on January 14, 2005 in Book 9304, Page 216, as affected by a Certificate of Compliance, recorded in Book 10737, Page 79.

24.                               Notice of Variance by the Andover Board of Appeals granted to Rolling Green Motor Inn Corp. recorded in Book 1910, Page 234 (Decision No. 1699).

25.                               Decision for Comprehensive Permit by the Andover Board of Appeals recorded in Book 8447, Page 238, as affected by Certification of No Appeal recorded in Book 8447, Page 248, as affected by Decision Consenting to Proposed Transfer of Comprehensive Permit Decision No. 3312, Decision No. 3449, dated August 16, 2004 and recorded in Book 9082, Page 177; as affected by Finding of Insubstantial Change dated February 15, 2005 and recorded in Book 9417, Page 39; as affected by Decision to Extend and Determination of Insubstantial Changes, Decision No. 3451, dated August 16, 2004 and recorded in Book 9474, Page 141; as affected by Stipulation of Dismissal with Prejudice recorded in Book 9483, Page 1, as affected by Finding of Insubstantial Change by Town of Andover, (Comprehensive Permit #3312), issued to AND Development, LLC, dated April 25, 2005, recorded in Book 9554, Page 98. Also see Decision in Book 9696, Page 75, as affected by Decision of the Zoning Board of Appeals, Town of Andover, recorded in Book 10832, Page 31.

26.                               Notice of Decision by the Andover Zoning Board of Appeals granted to Altiostar Networks, Inc., recorded in Book 13434, Page 307 (Decision No. 4022).

27.                               Notice of Decision by the Zoning Board of Appeals of the Town of Andover recorded in Book 11995

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EXHIBIT C

Title Requirements

1.                                      Title Insurance Company Requirements. The maximum single risk (i.e., the amount insured under any one policy) by a title insurer may not exceed 25% of that insurer’s surplus and statutory reserves.  Reinsurance must be obtained by closing for any policy exceeding such amount.

2.                                      Loan Policy Forms. Standard 1992 or 2006 American Land Title Association (“ALTA”) form of loan title insurance policy, or the 1970 (amended October 17, 1970) ALTA loan form policies must be used.

3.                                      Insurance Amount. The amount insured must equal at least the original principal amount of the Loan.

4.                                      Named Insured. The named insured under the Title Policy must be substantially the same as the following: “KeyBank National Association, and its respective successors and assigns.”

5.                                      Creditors’ Rights. Any “creditors’ rights” exception or other exclusion from coverage for voidable transactions under bankruptcy, fraudulent conveyance, or other debtor protection laws or equitable principles must be removed by either an endorsement or a written waiver and an affirmative creditors’ rights endorsement (ALRA Endorsement 21) must be added.

6.                                      Arbitration. In the event that the form policy which is utilized includes a compulsory arbitration provision, the insurer must agree that such compulsory arbitration provisions do not apply to any claims by or on behalf of the insured. Please note that the 1987 and 1992 ALTA form loan policies include such provisions.

7.                                      Date of Policy. The effective date of the Title Policy must be as of the date and time of the closing.

8.                                      Legal Description. The legal description of the property contained in the Title Policy must conform to (a) the legal description shown on the survey of the property, and (b) the legal description contained in the Mortgage. In any event, the Title Policy must be endorsed to provide that the insured legal description is the same as that shown on the survey.

9.                                      Easements. Each Title Policy shall insure, as separate parcels: (a) all appurtenant easements and other estates benefiting the property, and (b) all other rights, title, and interests of the borrower in real property under reciprocal easement agreements, access agreements, operating agreements, and agreements containing covenants, conditions, and restrictions relating to the Project.

10.                               Exceptions to Coverage. With respect to the exceptions, the following applies:

a)                                     Each Title Policy shall afford the broadest coverage available in the state in which the subject property is located.

b)                                     The “standard” exceptions (such as for parties in possession or other matters not shown on public records) must be deleted.

c)                                      The “standard” exception regarding tenants in possession under residential leases, should also be deleted. For commercial properties, a rent roll should be attached in lieu of the general exception.

d)                                     The standard survey exception to the Title Policy must be deleted. Instead, a survey reading reflecting the current survey should be incorporated.

e)                                      Any exception for taxes, assessments, or other lienable items must expressly insure that such taxes, assessments, or other items are not yet due and payable.

f)                                       Any lien, encumbrance, condition, restriction, or easement of record must be listed in the Title Policy, and the Title Policy must affirmatively insure that the improvements do not encroach upon the insured easements or insure against all loss or damage due to such encroachment

g)                                      The Title Policy may not contain any exception for any filed or unfiled mechanics’ or materialmen’s liens.

h)                                     In the event that a comprehensive endorsement has been issued and any Schedule B exceptions continue to be excluded from the coverage provided through that endorsement, then a determination must be made whether such exceptions would be acceptable to Bank. In the event that it is determined that such exception is acceptable, a written explanation regarding the acceptability must be submitted as part of the delivery of the loan documents.

If Schedule B indicates the presence of any easements that are not located on the survey, the Title Policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement. ALTA Form 103.1 or an equivalent endorsement is required for this purpose.

11.                               Endorsements. With respect to endorsements, the following applies:

a)                                     Each Title Policy must include an acceptable environmental protection lien endorsement on ALTA Form 8.1. Please note that Form 8.1 may take exception for an entire statute which contains one or more specific sections under which environmental protection liens could take priority over the Mortgage; provided, however, that such specific sections under which the lien could arise must also be referenced.

b)                                     Each Title Policy must contain an endorsement which provides that the insured legal description is the same as shown on the survey.

c)                                      Each Title Policy must contain a comprehensive endorsement (ALTA Form 9) if a lien, encumbrance, condition, restriction, or easement is listed in Schedule B to the title insurance policy.

d)                                     Lender may require the following endorsements where applicable and available:

-access	-due execution	-single tax lot
-address	-first loss	-subdivision
-assessments	-last dollar	-tie in
-assignment of leases and rents	-leasehold	-usury

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-assignment of loan documents	-mineral rights	-zoning (ALTA 3.1 -
-contiguity	-mortgage tax	with parking)
-doing business	-reverter

12.                               Other Coverages. Each Title Policy shall insure the following by endorsement or affirmative insurance to the extent such coverage is not afforded by the ALTA Form 9 or its equivalent in a particular jurisdiction:

a)                                     that no conditions, covenants, or restrictions of record affecting the property:

(i)                                     have been violated,

(ii)                                  create lien rights which prime the insured mortgage,

(iii)                               contain a right of reverter or forfeiture, a right of reentry, or power of termination, or

(iv)                              if violated in the future would result in the lien created by the insured mortgage or title to the property being lost, forfeited, or subordinated; and

b)                                     that except for temporary interference resulting solely from maintenance, repair, replacement, or alteration of lines, facilities, or equipment located in easements and rights of way taken as certain exceptions to each Title Policy, such exceptions do not and shall not prevent the use and operation of the Property or the improvements as used and operated on the effective date of the Title Policy.

13.                               Informational Matters.  The Policy must include, as an informational note, the following:

a)                                     The recorded plat number together with recording information; and

b)                                     The property parcel number or the tax identification number, as applicable.

14.                               Delivery of Copies.  Legible copies of all easements, encumbrances, or other restrictions shown as exceptions on the Title Policy must be delivered with the first draft of the title commitment.

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EXHIBIT D

Form of Survey Certification

To KeyBank National Association,                        and                        (insert Borrower and Title Insurance Company):

This is to certify that this map or plat and the survey on which it is based were made in accordance with the “2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS, and includes Items [2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11(a), 13 and 16] of Table A thereof. The field work was completed on                       .  Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of                     , the Relative Positional Accuracy of this survey does not exceed that which is specified therein.

Date of Plat or Map:		(signed)
(seal)
Registration No.

EXHIBIT E

[Reserved[

EXHIBIT F

Insurance Requirements

INSURANCE REQUIREMENTS FOR COMMERCIAL REAL ESTATE LOANS

TERM LOAN – Existing or Completed Building – $30-75MM Urban/Dense Suburban 7/11/13

Named Insured (Borrower):	Hamilton Green Apartments LLC
Collateral Property Address:	311 (Buildings 1, 2 & 3) and 319 Lowell Street
Andover, MA 01810

Mortgagee:	KeyBank National Association, its successors and/or assignees, for itself and, when applicable, as agent for other participating lenders
Mortgagee address:	KeyBank Real Estate Capital, Attention: Insurance Dept (Emily / Melissa) 11501 Outlook Street, Suite #300, Overland Park, KS 66211

Deductible under any line of coverage (except flood, quake and named windstorm) must not exceed $25,000.

Note:  If transaction includes mezzanine or equity loan, deductible must not exceed $25,000.

NOTE:  EVIDENCE OF INSURANCE MUST ADDRESS ALL THESE POINTS

PROPERTY

Required coverage and conditions:

•      “Special Form” equivalent to ISO standard, or “Risks of loss not otherwise excluded” for coverage comparable to ISO Special Form, including damage from windstorm and hail

•      Boiler & Machinery or Breakdown coverage for buildings with boilers, elevators or central HVAC (not required for per-unit HVAC)

•      Replacement cost valuation for building.  Actual loss sustained for business income.

•      No coinsurance / coinsurance waived

•      At least 180 days extended period of recovery provision under business income

Additional causes of loss if specified:

☐ Flood – mandatory at NFIP limits ($250,000 per residential bldg.,

$500,000 per commercial bldg.) if property is in Special Flood Hazard Area

☐ Additional or alternative flood limits: $1,000,000

☐ Earthquake $1,000,000 min.; up to 25% of value if location is high-risk for earthquake

☐ Terrorism

☒ Ordinance or Law:  (A) Loss of value of undamaged part – within full building limit

(if sublimit applies, it should be at least 25% of hard cost value);

(B) Demolition and (C) Increased Cost of Construction: $2,500,000

☐ Other

Amount of insurance:

Building:  Sufficient to cover insurable value (cost to construct less standard exclusions such as foundation):  $ 42,000,000

Business interruption:  Sufficient to cover 12 months’ revenue or rental income: $4,500,000

Mortgagee Clause:	Mortgagee identified as above. Mortgagee provisions must match standard clause of ISO forms or Lender’s Loss Payable clause per section D of ISO form CP 12 18 (06-07); INCLUDE COPY WITH CERTIFICATE

Documentation:	Acord 28 Evidence of Property Insurance • All details specified above must be specifically addressed.

•      All deductibles and any sub-limits must be disclosed.

•      If program is blanket over other locations as well as loan property, show policy limits along with values reported to insurer for the subject location.

INSURANCE REQUIREMENTS FOR COMMERCIAL REAL ESTATE LOANS

PERMANENT LOAN

- continued –

GENERAL LIABILITY

Coverage form:

Commercial General Liability — equivalent to ISO standard occurrence-based form, including bodily injury, property damage, personal injury, contractual liability and products/completed operations liability

Limit of liability per occurrence:	Not less than $30,000,000 combining primary and excess

Mortgagee as Additional Insured:	Mortgagee identified on page 1. Coverage granted per ISO form CG 20 18 or CG 20 26, or equivalent. INCLUDE COPY OF ENDORSEMENT OR POLICY PROVISIONS WITH CERTIFICATE.

Documentation:	Acord 25 Certificate of Liability Insurance

BORROWER’S PROPERTY, GENERAL LIABILITY AND UMBRELLA/EXCESS INSURERS MUST HAVE BEST’S RATINGS NOT LESS THAN A:X UNLESS OTHERWISE AGREED TO BY LENDER.

OTHER COVERAGES

Workers’ Compensation:

Statutory benefits for the state where the building is located.  This requirement may be waived if borrowing entity has no employees and property manager produces evidence of workers’ compensation coverage.

Employer’s Liability:	$100,000 per accident for accidental injury; $100,000 per employee and $100,000 aggregate for occupational illness or disease.

Business Auto Liability:	Covering owned, non-owned and hired/rented vehicles

Environmental Liability:

☐ Requirement applies only if checked.  Form should cover liability for bodily injury and property damage claims, both on and off site, arising from existing and newly-discovered conditions, and include mortgagee as an insured along with borrower.  Full quote and specimen forms must be submitted for lender approval.

Required limit: $N/A

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